Exhibit 99.1

NEXPOINT RESIDENTIAL TRUST, INC

NXRT REPORTS FIRST QUARTER RESULTS

Dallas, Texas, May 15, 2015 /-- NexPoint Residential Trust, Inc., or NXRT, (NYSE: NXRT) today announced operating results for the quarter ended March 31, 2015 (“Q1 2015”).

NexPoint Residential Trust is pleased to announce quarterly results for the first time as a public company. Strong operating performance was driven by acquisition of six properties (2,388 units), as well as continued implementation of significant value-add strategies across the portfolio.

“After acquiring 9,428 units in 2014, we were pleased to grow an additional 20% in the first quarter of 2015,” said Jim Dondero, President of NXRT. “The results of our value-add programs provide our residents with dramatically improved living spaces. We expect these programs and strong market fundamentals to continue to drive our top-line growth, improve resident retention and create value for our shareholders.”

Quarterly Common Dividend Declared

Our Board of Directors declared its first quarterly common dividend at a quarterly rate of $0.206 per common share, which will be paid on June 30, 2015 to holders of record on June 15, 2015.

Net Income (Loss)

For the quarter ended March 31, 2015, net loss attributable to common shareholders was $5,398,853 million, which included depreciation and amortization of $11,610,290.

Net Operating Income (NOI)

For the quarter ended March 31, 2015, NOI was $12,934,878, which included partial months for the six properties acquired during the quarter.

Funds from Operations (FFO); Guidance

For the quarter ended March 31, 2015, FFO, was $4,979,741, or $0.23 per common share. NXRT is reaffirming prior guidance for full year FFO projected to be in a range of $1.22 to $1.29 per common share. NXRT will reevaluate its full-year 2015 FFO and same store growth assumptions with its second quarter 2015 earnings report. Additional information on our 2015 financial and earnings guidance is included in the supplemental data that can be found on the “Investor Relations” tab of our website at www.nexpointliving.com.

Financial & Business Highlights

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Rental income was $22,690,537 for the three months ended March 31, 2015 compared to $3,560,203 for the three months ended March 31, 2014, which was an increase of $19,130,334. This change primarily relates to the Company acquiring, owning and operating an additional 29 properties for a total of 38 properties as of March 31, 2015 as compared to nine properties as of March 31, 2014.

•	Quarter-end average effective monthly rent per unit was $771 across all properties, while physical occupancy ended at 93.7%
•	Through March 31, 2015, NXRT completed upgrades on 610 units and achieved average rent increase of 11.9% on leased units, which correlated to an average ROI 24.6%
•	Although only attributable to our longest-held property, Miramar, Q1 2015 same store rental income, NOI and occupancy increased 17%, 41.5% and 382 basis points to 96%, respectively, over Q1 2014

NexPoint Residential Trust, Inc.  |  300 Crescent Court Suite 700, Dallas, TX 75201  |  (972) 628-4100

Exhibit 99.1

NEXPOINT RESIDENTIAL TRUST, INC

•

NXRT acquired six multifamily apartment communities totaling 2,388 units, for a combined purchase price of $162 million and expanded its presence in Dallas, Orlando and Atlanta. NXRT has budgeted and reserved approximately $20 million in capex to implement its value-add programs at these properties.

Value-Add Programs

Total rehab capital expenditures for the portfolio during the first quarter were $7,407,793.

Subsequent Events

On April 15, 2015, NXRT acquired Bayberry Apartments, a 222-unit Class B multifamily community built in 1986/1987 and located in West Palm Beach, Florida.

The property was purchased for $21 million and financed through a $12.66 million Freddie Mac Standard Delivery CME Adjustable Rate Mortgage Loan, at 60% loan to purchase price. The purchase price was approximately 55% below replacement cost for the market. NXRT plans to implement its value-add programs to achieve outsized resident satisfaction and same-store NOI growth.

Supplemental Material and Conference Call

Supplemental data to this press release can be found on the "Investor Relations" tab of our website at www.nexpointliving.com. NXRT will commence conference calls to further discuss quarterly results beginning with its second quarterly earnings release. Our filings with the Securities and Exchange Commission are filed under the registrant name of NexPoint Residential Trust, Inc.

About NXRT

NexPoint Residential Trust is a publicly traded REIT, with its shares listed on the New York Stock Exchange under the symbol “NXRT,” primarily focused on acquiring, owning and operating well-located middle-income multifamily properties with “value-add” potential in large cities and suburban submarkets of large cities, primarily in the Southeastern and Southwestern United States. NXRT is externally advised by NexPoint Real Estate Advisors, L.P., an affiliate of Highland Capital Management, L.P., a leading global alternative asset manager and an SEC-registered investment adviser. More information about NXRT is available at http://www.NexPointLiving.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on management's current expectations, assumptions and beliefs. Forward-looking statements can often be identified by words such as "expect," "projected" and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding NXRT’s guidance for financial results for the 2015 full year. They are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Readers should not place undue reliance on any forward-looking statements and are encouraged to review NXRT’s Form 10-Q for the quarter ended March 21, 2015, final information statement and NXRT’s Form 10 registration statement, filed with the SEC, for a more complete discussion of the risks and other factors that could affect any forward-looking statements. Except as required by the federal securities laws, NXRT does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changing circumstances or any other reason after the date of this press release, except as required by law.

NexPoint Residential Trust, Inc.  |  300 Crescent Court Suite 700, Dallas, TX 75201  |  (972) 628-4100

Exhibit 99.1

NEXPOINT RESIDENTIAL TRUST, INC

Definitions and Reconciliations

This press release includes analysis of Same Store Property metrics, as well as Net Operating Income, or NOI, and funds from operations, or FFO, both of which are non-GAAP financial measures of performance. These non-GAAP measures should be used as a supplement to, and not a substitute for, net income (loss) computed in accordance with GAAP.  For a more complete discussion of Same Store, NOI and FFO, see our Form 10-Q for the quarter ended March 31, 2015, filed with the SEC.

Same Store Properties.  We define “same store” properties as properties that were in our portfolio on January 1st, 2014. The only property meeting this definition for the first quarter of 2015 is Miramar.

NOI.  NOI is used by investors and our management to evaluate and compare the performance of our properties, to determine trends in earnings and to compute the fair value of our properties as it is not affected by (1) the cost of funds, (2) acquisition costs, (3) non-operating fees to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP or (5) general and administrative expenses and other gains and losses that are specific to us.

The following is a table that details our net operating income for the three months ended March 31, 2015 and 2014. The net operating income in the following table has not been adjusted for the effects of any noncontrolling interest.

	Three Months Ended March 31,
	2015	2014
Net loss	$(5,892,549)	$(2,622,841)
Management and administrative fees	1,276,687	108,199
Depreciation and amortization	11,610,290	2,011,191
Interest expense	4,008,849	737,570
Acquisition costs	1,931,601	1,894,896
Net operating income	$12,934,878	$2,129,015

FFO.  We believe that net income, as defined by GAAP, is the most appropriate earnings measure. We also believe that FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), is an important non-GAAP supplemental measure of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets requires depreciation except on land, such accounting presentation implies that the value of real estate assets diminishes predictably over time. However, since real estate values have historically risen or fallen with market and other conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. Thus, NAREIT created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation and amortization, among other items, from net income, as defined by GAAP. FFO is defined by NAREIT as net income computed in accordance with GAAP, excluding gains or losses from real estate dispositions, plus real estate depreciation and amortization and impairment charges. We compute FFO in accordance with NAREIT’s definition.

We believe that the use of FFO and AFFO, combined with the required GAAP presentations, improves the understanding of operating results of REITs among investors and makes comparisons of operating results among such companies more meaningful.

The following table reconciles our calculations of FFO to net income, the most directly comparable GAAP financial measure, for the three months ended March 31, 2015 and 2014:

NexPoint Residential Trust, Inc.  |  300 Crescent Court Suite 700, Dallas, TX 75201  |  (972) 628-4100

Exhibit 99.1

NEXPOINT RESIDENTIAL TRUST, INC

	Three Months Ended March 31,
	2015	2014
Net loss	$(5,892,549)	$(2,622,841)
Depreciation and amortization	11,610,290	2,011,191
Adjustment for noncontrolling interest	(738,000)	130,132
FFO attributable to Common Shareholders	4,979,741	(481,518)

Reconciliation of Guidance for 2015 FFO

The Company anticipates that net loss will be in the range of -$19 million to -$18 million for the full year of 2015. The difference between net income (loss) and FFO is depreciation and amortization, which is anticipated to be $45 million to $46 million for the full year of 2015. The Company’s guidance also assumes depreciation and amortization, the advisory management and administrative fees and the reimbursement of adviser expenses, which are anticipated to total approximately $54 million to $55 million for the full year of 2015. Our guidance also assumes no additional property acquisitions in 2015.

NexPoint Residential Trust, Inc.  |  300 Crescent Court Suite 700, Dallas, TX 75201  |  (972) 628-4100